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IMOWITZ KOENIG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by Insignia Properties Trust on Amendment No. 1 to Form S-4 of our report dated February 18, 1997, on our audits of the combined financial statements of National Property Investors and Century Properties Partnerships as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts"

                                                 /s/ IMOWITZ KOENIG & CO., LLP

New York, NY
June 16, 1998